EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 333-63411 of Aris Industries, Inc. and Subsidiaries on Form S-8 of our report dated March 31, 1999, appearing in this Annual Report on Form 10-K of Aris Industries, Inc. and Subsidiaries for the fiscal year ended December 31, 1998.



/S/ Deloitte & Touche LLP


Parsippany, New Jersey
April 12, 1999